Exhibit 5.1

February 22, 2018

Williams Partners L.P.

One Williams Center

Tulsa, Oklahoma 74172-0172

Re: Williams Partners L.P.

       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Williams Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of common units representing limited partner interests in the Partnership (the “Units”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, partnership records, certificates of officers of the Partnership and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Partnership and others.

We have assumed without independent investigation that:

(i) at the time any Units are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Units offered thereby and all related documentation and will comply with all applicable laws;

Williams Partners L.P.

February 22, 2018

(iii) all Units will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all partnership or other action required to be taken by the Partnership to duly authorize each proposed issuance of Units and any related documentation (including the execution (in the case of certificated Units) and delivery of the Units and execution, delivery and performance of any related documentation referred to in clause (vi) below) shall have been duly completed and shall remain in full force and effect; and

(v) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Units offered or issued will have been duly authorized by all necessary partnership or other action of the Partnership and duly executed and delivered by the Partnership and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

When the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Units will be validly issued, and purchasers of the Units will have no obligation to make payments to the Partnership or its creditors (other than the purchase price for the Units) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Units.

The opinion expressed above is subject to the following exceptions, qualifications, limitations and assumptions:

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”). This opinion is limited to the effect of the current state of the Delaware LP Act and the Delaware LLC Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

Williams Partners L.P.

February 22, 2018

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP